UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2025

I-80 GOLD CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-41382	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5190 Neil Road, Suite 460
 Reno, Nevada, United States 89502
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (775) 525-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	IAUX	NYSE American LLC
Common Shares	IAU	The Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Entry into a Material Definitive Agreement

On April 11, 2025, Matthew Gili gave notice to the Company of his upcoming resignation as the President and Chief Operating Officer of the Company which is expected to take effect on or before May 30, 2025. Mr. Gili will continue to work in his capacity as President and Chief Operating Officer until a successor is appointed, and to assist with a transitionary period thereafter.

In connection with Mr. Gili's departure, the Company expects to enter into a separation agreement wherein the Company will provide Mr. Gili with certain benefits (the "Agreement"). It is anticipated that the Agreement will provide for (1) a continuation of Mr. Gili's base salary of $411,000 for a period of 12 months; (2) certain additional payments totaling $696,146 to Mr. Gili relating to various incentive bonuses; (3) cash payment equal to the cost of maintaining Mr. Gili's current health and dental benefits for a period of 12 months; (4) payments for any remaining amounts owing to Mr. Gili in regard to vacation entitlement accrued up to his departure and not yet paid; and (5) accelerated vesting of previously granted but unvested incentive stock options (1,322,459 options), and confirmation of continued vesting in the ordinary course of previously granted but unvested RSUs (934,774 RSUs), as well as an entitlement to receive an additional $600,000 in RSUs and PSUs (which have not yet been converted due to an ongoing blackout of the Company), all subject to the conditions of vesting included therein, granted to Mr. Gili pursuant to the Company's Omnibus Share Incentive Plan. The Agreement will also include a release of claims in favor of the Company and Mr. Gili's commitment to assist in the transition process in connection with the appointment of a new Chief Operating Officer.

Richard Young, director and Chief Executive Officer of the Company, will take on the role of President following Mr. Gili's departure.

Item 7.01 Regulation FD Disclosure

On April 11, 2025, the Company issued a press release announcing the departure of Matthew Gili as discussed above in Item 5.02. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Press Release dated April 11, 2025 with respect to Executive Changes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2025	i-80 GOLD CORP.

	By:	/s/ Ryan Snow
Ryan Snow
Chief Financial Officer